UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 23, 2018

(Date of earliest event reported)

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.            Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Advanced Disposal Services, Inc. (the “Company”) held on May 23, 2018, a total of 67,890,396 shares of the Company’s common stock, out of a total of 88,535,054 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The proposals set forth below were voted on by the Company’s stockholders at the Annual Meeting.  Each of the director nominees listed under proposal 1 were elected, and the Company’s stockholders approved each of proposals 2 and 3.

1.              Election to the Company’s Board of Directors of the following two director nominees:

Name	For	Withheld	Broker Non-Votes
Michael J. Hoffman	66,176,019	173,440	1,540,937
Ernest J. Mrozek	66,284,182	65,277	1,540,937

2.              Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

For	Against	Abstentions
67,866,779	704	22,913

3.              Approval, on an advisory basis, of the Company’s named executive officer compensation as described in the Company’s 2018 proxy statement:

For	Against	Abstentions	Broker Non-Votes
65,835,941	442,762	70,756	1,540,937

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: May 24, 2018

3